UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 16, 2015

RENEWABLE ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35397	26-4785427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive office)

Registrant’s telephone number, including area code (515) 239-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2015, REG Services Group, LLC and REG Marketing & Logistics Group, LLC, each a wholly-owned subsidiary of Renewable Energy Group, Inc. (collectively, the “Borrowers”), entered into Amendment No. 9 (the “Amendment”) to that certain Credit Agreement, dated as of December 23, 2011 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders party thereto (“Lenders”), and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as administrative agent. Pursuant to the Amendment, the Borrowers exercised the accordion feature of the Credit Agreement and increased the total maximum revolving loan commitments thereunder from $40.0 million to $60.0 million. In addition, among other more minor changes, the Amendment adjusted the interest rate margins, reduced the unused line fee from 0.50% to 0.375%, and increased the Letter of Credit sub-facility as of any date of determination from $10.0 million to $25.0 million.

The foregoing description of the Amendment is qualified in its entirety by references to the terms of the Amendment, which is attached to this Current Report on Form 8-K as Exhibits 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 16, 2015, the Borrowers entered into the Amendment described above. The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 9 to Credit Agreement, dated as of July 16, 2015, by and among the lenders identified on the signature pages thereto, Wells Fargo Capital Finance, LLC, REG Services Group, LLC and REG Marketing & Logistics Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEWABLE ENERGY GROUP, INC.

Date: July 22, 2015	By:	/s/ Chad Stone
Name: Chad Stone
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 9 to Credit Agreement dated as of July 16, 2015, by and among the lenders identified on the signature pages thereto, Wells Fargo Capital Finance, LLC, REG Services Group, LLC and REG Marketing & Logistics Group, LLC.